    As filed with the Securities and Exchange Commission on April 15, 1999

                                                     Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------

                                  ONEOK, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Oklahoma                              73-1520922
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)             Identification Number)

                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                                (918) 588-7000
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                                James C. Kneale
             Vice President, Chief Financial Officer and Treasurer
                                  ONEOK, Inc.
                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                                (918) 588-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                  Copies to:
            Donald A. Kihle                       Robert A. Yolles
            Gable & Gotwals                  Jones, Day, Reavis & Pogue
   100 West Fifth Street, Suite 1000            77 West Wacker Drive
         Tulsa, Oklahoma 74103                 Chicago, Illinois 60601
            (918) 585-8141                         (312) 782-3939

                                ---------------

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                              Proposed Maximum
            Title Of Each Class                  Aggregate         Amount Of
       Of Securities To Be Registered        Offering Price (1) Registration Fee
--------------------------------------------------------------------------------
Debt Securities (2)........................     $500,000,000        $139,000

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate initial offering price of all Debt Securities issued from time to time pursuant to this Registration Statement exceed $500,000,000. If any Debt Securities are issued at an original issue discount, then the offering price will be deemed to be the principal amount that results in an aggregate initial offering price of up to $500,000,000, less the dollar amount of any Debt Securities previously issued hereunder.
(2) There is also being registered hereunder an indeterminate principal amount of Debt Securities as may be issuable upon conversion, redemption, exchange or exercise of the Debt Securities registered hereunder, including pursuant to any applicable antidilution provisions.
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                ---------------


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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
       Subject to completion, Preliminary Prospectus dated April 15, 1999

                                  $500,000,000

                                  ONEOK, Inc.

                                Debt Securities

                                  -----------

  We may offer from time to time unsecured Debt Securities, which may be senior notes or debentures or other unsecured evidences of indebtedness in one or more series. The aggregate initial offering price of the Debt Securities that are offered will not exceed $500,000,000. We will offer the Debt Securities in an amount and on terms to be determined by market conditions at the time of the offering.

  We will provide specific terms of the particular Debt Securities being offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell Debt Securities unless accompanied by a prospectus supplement.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                 The date of this Prospectus is         , 1999.

                               TABLE OF CONTENTS

About this Prospectus.......................................................   2
Where You Can Find More Information.........................................   2
Forward-Looking Information.................................................   3
About ONEOK.................................................................   4
Use of Proceeds.............................................................   5
Ratio of Earnings to Fixed Charges..........................................   5
Description of Debt Securities..............................................   5
Plan of Distribution........................................................  14
Legal Matters...............................................................  15
Experts.....................................................................  15

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that ONEOK ("we" or "ONEOK") filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the Debt Securities described in this prospectus in one or more offerings with a total initial offering price of up to $500,000,000. This prospectus provides you with a general description of the Debt Securities we may offer. Each time we offer Debt Securities, we will provide a prospectus supplement and any pricing supplement that will contain information about the specific terms of that particular offering. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should read the exhibits filed by us with this registration statement or our other filings with the Securities and Exchange Commission. You also should read this prospectus and any prospectus supplement or pricing supplement together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operations of the Securities and Exchange Commission Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web site that contains information we file electronically with the Securities and Exchange Commission, which you can access over the Internet at http://www.sec.gov. Our Common Stock is listed on the New York Stock Exchange (NYSE: OKE), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission relating to the Debt Securities. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits we file with the Securities and Exchange Commission. You may refer to the registration statement and the exhibits for more information about us and the Debt Securities. The registration statement and the exhibits are available at the Securities and Exchange Commission's Public Reference Room or through its Web site.

   The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the Debt Securities. The documents we incorporated by reference are:

  .  our annual report on Form 10-K for the year ended August 31, 1998;

  . our quarterly reports on Form 10-Q for the quarterly periods ended November 30, 1998 and February 28, 1999; and

  . our current reports on Form 8-K dated September 24, 1998 (as amended on October 2, 1998), October 21, 1998, December 16, 1998, December 16, 1998, January 25, 1999 (as amended on January 26, 1999), January 25, 1999, February 8, 1999, February 16, 1999, February 23, 1999, February 24, 1999, February 24, 1999, February 26, 1999, March 5, 1999, March 19,
     1999 and April 15, 1999.

   You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

                                  ONEOK, Inc.
                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                       Attention: Chief Financial Officer
                           Telephone: (918) 588-7000

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell Debt Securities if it is accompanied by a prospectus supplement. We are only offering these Debt Securities in states where the offer is permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

                          FORWARD-LOOKING INFORMATION

   Some of the statements contained and incorporated in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, the timing of the consummation of our proposed merger with Southwest Gas Corporation and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in various circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

   Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of operations and other statements contained or incorporated in this prospectus identified by words such as "anticipate," "estimate," "expect," "intend," "believe," "projection" or "goal."

   You should not place undue reliance on the forward-looking statements. They are based on known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

  .  industry capacity;

  .  changes in technology;

  . regulatory delays or conditions imposed by regulatory bodies in approving the proposed merger;

  .  the effects of weather and other natural phenomena on sales and prices;

  . increased competition from other energy suppliers as well as alternative forms of energy;

  .  the capital intensive nature of our business;

  .  further deregulation, or "unbundling," of the natural gas business;

  . economic climate and growth in the geographic areas in which we do business;

  .  the uncertainty of gas and oil reserve estimates;

  . the timing and extent of changes in commodity prices for natural gas, electricity, crude oil and natural gas liquids;

  . conditions of capital markets and equity markets, including conditions that may affect our ability to finance the proposed merger with Southwest Gas;

  .  Year 2000 issues;

  . the effects of changes in governmental policies and regulatory actions, including income taxes, environmental compliance and authorized rates; and

  . the other factors listed in the reports we have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

   Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking statements.

                                  ABOUT ONEOK

   ONEOK and its subsidiaries engage in several aspects of the energy business. We purchase, gather, compress, transport and store natural gas for distribution to consumers. We transport gas for others and lease pipeline capacity to others for their use in transporting gas. We drill for and produce gas and oil, extract and sell natural gas liquids, and engage in the gas marketing business. In addition, we lease and operate a headquarters office building (leasing space we do not use to others) and own and operate a related parking facility. As a regulated natural gas utility, we distribute natural gas to approximately 1.4 million customers in the states of Oklahoma and Kansas.

   On December 14, 1998, we announced that we had entered into an Agreement and Plan of Merger providing for the acquisition by merger of Southwest Gas for cash of approximately $864 million. We will be the survivor of the proposed merger transaction. The proposed merger is subject to customary conditions, including approval by the shareholders of Southwest Gas and the receipt of governmental and other authorizations, and is expected to close later in 1999. We believe that the requisite regulatory approvals will be received, but we are uncertain when we will receive those approvals. It is possible that regulatory approvals that are obtained will contain conditions or limitations that will adversely affect the results of operations of the combined company. Unaudited pro forma combined condensed financial data giving effect to the proposed merger are included in our current report on Form 8-K dated April 15, 1999, which is incorporated herein by reference. We expect to issue about $660 million of debt and $250 million of trust preferred securities in order to finance the proposed merger.

                                USE OF PROCEEDS

   Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the Debt Securities offered by this prospectus for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions (including our acquisition of Southwest Gas), working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

   Our ratio of earnings to fixed charges for each of the periods shown is as follows:

                                    For the Years Ended August 31,
      For the Six Months Ended     ----------------------------------------------
         February 28, 1999         1998      1997      1996      1995      1994
      ------------------------     ----      ----      ----      ----      ----
               6.58x               5.50x     3.51x     3.28x     2.70x     2.52x

   We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of net income plus fixed charges and income taxes. "Fixed charges" consist of interest charges, that portion of annual operating lease expense we have deemed to represent the interest factor and the amortization of debt issue costs.

                         DESCRIPTION OF DEBT SECURITIES

   The following description states the general terms and provisions of our unsecured Debt Securities. In this prospectus, "Debt Securities" means the debentures, notes, bonds and other evidences of indebtedness that we will issue under an Indenture that we entered into with Chase Bank of Texas, National Association, as Trustee, on September 24, 1998. Each prospectus supplement that we provide when we offer Debt Securities will describe the specific terms of the Debt Securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those Debt Securities.

   We have summarized various terms and provisions of the Indenture in this section. The summary is not complete. We also have filed the form of the Indenture as an exhibit to this registration statement. You should read the form of Indenture for additional information before you buy any Debt Securities. The Indenture will be qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act for provisions that apply to the Debt Securities. This summary also is subject to and qualified by reference to the description of the particular terms of the Debt Securities described in the applicable prospectus supplement or supplements and pricing supplement or supplements. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.

   The Debt Securities will be our unsecured obligations and will rank equally with any of our other senior, unsecured debt. Debt Securities issued under the Indenture will be issued as part of a series that has been established pursuant to a supplemental indenture or other corporate action designating the specific terms of the series of Debt Securities. A prospectus supplement will describe these terms and will include, among other things, the following:

  .  the title of the Debt Securities;

  . the total principal amount of the Debt Securities and the percentage of their principal amount at which we will issue the Debt Securities;

  . the date or dates on which the principal of the Debt Securities will be payable;

  . the interest rate, the method for determining the interest rate (if the interest rate is variable), the date from which interest will accrue, interest payment dates and record dates for interest payments;

  . the place or places where payments on the Debt Securities will be made, where holders may surrender their Debt Securities for transfer or exchange and where to serve notices or demands;

  .  any provisions for optional redemption or early repayment;

  . any provisions that would obligate us to redeem, purchase or repay Debt Securities;

  . whether payments on the Debt Securities will be payable by reference to any index, formula or other method;

  . any deletions from, changes of or additions to the events of default or covenants described in this prospectus;

  . the portion of the principal amount of Debt Securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  . any additional means of defeasance of the Debt Securities, any additional conditions or limitations to defeasance of the Debt Securities or any changes to those conditions or limitations;

  . any provisions granting special rights to holders of the Debt Securities upon the occurrence of events identified in the prospectus supplement;

  . if other than the Trustee, the designation of any Paying Agent or Security Registrar for the Debt Securities; and the designation of any transfer or other agents or depositories for the Debt Securities;

  . whether we will issue the Debt Securities in individual certificates to each holder or in the form of temporary or permanent global securities that a depository will hold on behalf of holders;

  . the denominations in which we will issue the Debt Securities or in which they may be owned, if other than $1,000 or any integral multiple of $1,000;

  . whether and in what circumstances any additional amounts may be payable on the Debt Securities to foreign holders; and

  .  any other terms or conditions that are consistent with the Indenture.

   We may sell the Debt Securities at a discount (which may be substantial) below their stated principal amount. These discounted Debt Securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

Restrictive Covenants

   We have agreed to two principal restrictions on our activities for the benefit of holders of the Debt Securities. The restrictive covenants summarized below will apply to a series of Debt Securities (unless waived or amended) as long as any of those Debt Securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under "--Glossary." In this description of the covenants only, all references to "us" or "we" mean ONEOK and our principal subsidiaries, unless the context clearly indicates otherwise. Our principal subsidiaries are those that own or lease a Principal Property.

   Other than the restrictions on Liens and Sale/Leaseback transactions described below, the Indenture and the Debt Securities do not contain any covenants or other provisions designed to protect holders of any Debt Securities in the event we participate in a highly leveraged transaction. The Indenture and the Debt Securities also do not contain provisions that give holders of the Debt Securities the right to require us to repurchase their securities in the event of a decline in our credit ratings resulting from a takeover, recapitalization or similar restructuring or otherwise.

   For these purposes, "debt" includes all notes, bonds, debentures or similar evidences of obligations for borrowed money.

 Limitation on Liens

   We have agreed that we will issue, assume or guarantee debt for borrowed money secured by any Lien upon a Principal Property or shares of stock or debt of any principal subsidiary only if we secure the Debt Securities equally and ratably with or prior to the debt secured by that Lien. If we secure the Debt Securities in this manner, we have the option to secure any of our other debt or obligations equally and ratably with or prior to the debt secured by the Lien and, accordingly, equally and ratably with the Debt Securities. This covenant has exceptions that permit:

  .  Liens that existed on the date we first issued a series of Debt
     Securities;

  . Liens on any Principal Property or Restricted Securities of any entity existing at the time we merge or consolidate with that entity or acquire its property or at the time the entity becomes a principal subsidiary;

  . Liens on any Principal Property existing at the time we acquire that Principal Property so long as the Lien does not extend to any of our other Principal Property;

  . Liens on any Principal Property, and any Lien on the shares of stock of any principal subsidiary formed for the purpose of acquiring that Principal Property, either:

    . securing all or part of the cost of acquiring, constructing, improving, developing or expanding the Principal Property that was incurred before, at or within 12 months after the latest of the acquisition or completion of the assets or their commencing commercial operation; or

    . securing debt to finance the purchase price of the Principal Property or the cost of constructing, improving, developing or expanding the assets that was incurred before, at or within 12 months after the latest of the acquisition or completion of the assets or their commencing commercial operation;

  . Liens on any Principal Property or Restricted Securities to secure debt owed to us;

  . Liens securing industrial development, pollution control or other revenue bonds of a government entity;

  . Liens arising in connection with a project financed with, and securing, Non-Recourse Indebtedness;

  . Statutory or other Liens arising in the ordinary course of business and relating to amounts that are not delinquent or remain payable without penalty or that we are contesting in good faith;

  . Liens (other than Liens imposed by ERISA) on our property incurred or required in connection with workmen's compensation, unemployment insurance and other social security legislation;

  . Liens securing taxes that remain payable without penalty or that we are contesting in good faith if we believe we have adequate reserves for the taxes in question;

  . Rights that any governmental entity may have to purchase or order the sale of any of our property upon payment of reasonable compensation;

  . Rights that any governmental entity may have to terminate any of our franchises, licenses or other rights or to regulate our property and business;

  . Liens that we do not assume or on which we do not customarily pay interest and that exist on real estate or other rights we acquire for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

  . Easements or reservations in our property for roads, pipelines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other similar purposes and zoning ordinances, regulations and restrictions that do not impair the use of the property in the operation of our business;

  . Any extensions, renewals, substitutions or replacements of the above-described Liens or any debt secured by these Liens if both:

    . the amount of debt secured by the new Lien and not otherwise permitted does not exceed the principal amount of debt so secured at the time of the renewal or refunding; and

    . the new Lien is limited to the property (plus any improvements) secured by the original Lien.

   In addition, without securing the Debt Securities as described above, we may issue, assume or guarantee debt that this covenant would otherwise restrict in a total principal amount that, when added to all of our other outstanding debt that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a "basket" equal to 15% of Consolidated Net Tangible Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which we have purchased property or retired debt as described below under "--Limitation on Sale/Leaseback Transactions."

 Limitation on Sale/Leaseback Transactions

   We have agreed that we will enter into a Sale/Leaseback Transaction only if at least one of the following applies:

  . we could incur debt secured by a Lien on the Principal Property that is the subject of that Sale/Leaseback Transaction;

  . the Attributable Debt subject to Sale/Leaseback Transaction would be in an amount permitted under the "basket" described above under "-- Limitation on Liens";

  . the proceeds of that Sale/Leaseback Transaction are used for our business and operations; or

  . within the period ending 12 months after the closing of the Sale/Leaseback Transaction, we apply the net proceeds of the Sale/Leaseback Transaction to the voluntary retirement of any Debt Securities or Funded Indebtedness (other than Funded Indebtedness that we hold or that is subordinate in right of payment to any Debt Securities).

 Glossary

   "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term thereof (excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents), discounted from the respective due dates thereof at the weighted average of the rates of interest (or yield to maturity, in the case of Debt Securities originally sold at a discount) borne by the Debt Securities then outstanding under the Indenture, compounded annually.

   "Consolidated Net Tangible Assets" means (1) the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of ONEOK and its subsidiaries after deducting therefrom (A) all current liabilities, provided, however, that there will not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same has not been finally determined,
(B) appropriate allowance for minority interests in common stocks of subsidiaries and (C) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on the consolidated balance sheet, less (2) the amount which would be so included on the consolidated balance sheet for investments (less applicable reserves) made in subsidiaries.

   "Funded Indebtedness" as applied to any Person, means all debt of that Person maturing after, or renewable or extendible at that Person's option beyond, 12 months from the date of determination.

   "Lien" means any lien, mortgage, pledge, encumbrance, charge or security interest securing debt; provided, however, that the following types of transactions will not be considered for purposes of this definition to result in a Lien: (1) any acquisition by us of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (2) any conveyance or assignment whereby we convey or assign to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (3) any Lien upon any property or assets either owned or leased by us or in which we own an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the property or assets (or property or assets with which it is unitized) the payment to that Person or Persons of our proportionate part of the development or operating expenses or (4) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection with the arrangement.

   "Non-Recourse Indebtedness" means, at any time, debt incurred after the date of the Indenture by us in connection with the acquisition of property or assets by us or the financing of the construction of or improvements on property, whenever acquired, provided that, under the terms of that debt and pursuant to applicable law, the recourse at that time and thereafter of the lenders with respect to the debt is limited to the property or assets so acquired, or the construction or improvements, including debt as to which a performance or completion guarantee or similar undertaking was initially applicable to the debt or the related property or assets if the guarantee or similar undertaking has been satisfied and is no longer in effect.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Principal Property" means any property located in the United States, except any property that in the opinion of the Board of Directors of ONEOK is not of material importance to the total business conducted by ONEOK and its consolidated subsidiaries.

   "Sale/Leaseback Transaction" means any arrangement with any Person pursuant to which we lease any Principal Property that has been or is to be sold or transferred by us to that Person, other than (1) a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under generally accepted accounting principles, (2) leases between ONEOK and one of our principal subsidiaries or between principal subsidiaries, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property and (4) the ground lease for ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

Consolidation, Merger and Sale of Assets

   The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale by us of all or substantially all of our assets. We have agreed, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

  . immediately after giving effect to the transaction, no default or event of default would have occurred and be continuing or would result from the transaction;

  . we are the continuing corporation or, if we are not the continuing corporation, the resulting entity is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the Debt Securities and the performance of our covenants and obligations under the Indenture and the Debt Securities; and

  . we provide the Trustee with a certificate and a legal opinion, each stating that the Indenture permits the transaction.

   If we engage in any of these transactions that result in any Principal Property or Restricted Securities becoming subject to any Lien and unless we are otherwise able to create that Lien, the Indenture provides that the Debt Securities (so long as those Debt Securities are entitled to the protection of the "Limitation on Liens" covenant) will be secured to at least the same extent as the debt that would become secured by the Lien as a result of the transaction.

Events of Default

   Unless we inform you otherwise in the prospectus supplement, the following are events of default for a series of Debt Securities:

  . our failure to pay interest on that series of Debt Securities for 30 days after it becomes due and payable;

  . our failure to pay principal of or any premium on that series of Debt Securities when due;

  . our failure to comply with any of our covenants or agreements for that series of Debt Securities or in the Indenture (other than an agreement or covenant that we have included in the Indenture solely for the benefit of less than all series of Debt Securities) for 60 days after the Trustee or the holders of at least 25% in principal amount of all outstanding Debt Securities affected by that failure provide written notice to us;

  . the default under any agreement under which we have at the time outstanding debt in excess of $15,000,000 and, if that debt has not already matured, it has been accelerated and the acceleration is not rescinded within 30 days after we receive notice from the Trustee or the holders of at least 25% in principal amount of all outstanding Debt Securities of a series so long as, prior to the entry of judgment in favor of the Trustee for payment of the Debt Securities of that series, we do not cure the default, or the default under the agreement has not been waived;

  . various events involving the bankruptcy, insolvency or reorganization of ONEOK; or

  .  any other event of default provided for that series of Debt Securities.

   A default under one series of Debt Securities will not necessarily be a default under another series. The Trustee may withhold notice to the holders of a series of Debt Securities of any default or event of default (except in any payment on that series of Debt Securities) if the Trustee considers it in the interest of the holders of that series of Debt Securities to do so.

   If an event of default for any series of Debt Securities occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by the default (or, in some cases, 25% in principal amount of all Debt Securities affected, voting as one class) may require us to pay on an accelerated basis the principal of and all accrued and unpaid interest on those Debt Securities. The holders of a majority in principal amount of the outstanding Debt Securities of the series affected by the default (or of all Debt Securities affected, voting as one class) may in some cases rescind this accelerated payment requirement.

   If an event of default occurs and is continuing, the Trustee must use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any Debt Securities only after those holders have offered the Trustee indemnity reasonably satisfactory to it.

   The holders of a majority in principal amount of Debt Securities of any series have the rights to waive past defaults under the Indenture that relate to that series except for a default in the payment on the Debt Securities or a provision that can only, under the Indenture, be modified or amended if all holders that are affected consent.

   In most cases, holders of a majority in principal amount of the outstanding Debt Securities of a series (or of all Debt Securities affected, voting as one class) may direct the time, method and place of:

  .  conducting any proceeding for any remedy available to the Trustee; and

  .  exercising any trust or power conferred on the Trustee.

   The Indenture requires us to file each year with the Trustee a written statement as to our compliance with the covenants contained in the Indenture.

Modification and Waiver

   We may amend or supplement the Indenture if the holders of a majority in principal amount of the outstanding Debt Securities of all series that the amendment or supplement affects (acting as one class) consent to it. Without the consent of the holder of each Debt Security affected, however, no modification may:

  .  reduce the principal of the Debt Security or change its stated maturity;

  . reduce the rate of or change the time for payment of interest on the Debt Security;

  . reduce any premium payable on the redemption of the Debt Security or change the time at which the Debt Security may or must be redeemed;

  .  change any obligation to pay additional amounts on the Debt Security;

  . impair the holder's right to institute suit for the enforcement of any payment on the Debt Security;

  .  impair the holder's right to convert or exchange any Debt Security;

  . reduce the percentage of principal amount of Debt Securities whose holders must consent to an amendment to or supplement of the Indenture;

  . reduce the percentage of principal amount of Debt Securities necessary to waive compliance with some of the provisions of the Indenture; or

  . modify provisions relating to amendment or waiver, except to increase percentages or to provide that other provisions of the Indenture cannot be amended or waived without the consent of each holder affected.

   We may amend or supplement the Indenture or waive any provision of it without the consent of any holders of Debt Securities in various circumstances, including:

  . to provide for the assumption of our obligations under the Indenture and the Debt Securities by a successor;

  . to add covenants that would benefit the holders of any Debt Securities or to surrender any of our rights or powers;

  .  to add events of default with respect to any Debt Securities;

  . to change or eliminate any provisions only when there are no outstanding Debt Securities entitled to the benefit of those provisions;

  .  to provide any security for or guarantees of any series of Debt
     Securities;

  .  to provide for the form or terms of any series of Debt Securities;

  . to appoint a successor Trustee or to provide for the administration of the trusts under the Indenture by more than one Trustee;

  . to close the Indenture with respect to the authentication and delivery of additional series of Debt Securities;

  . to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the interests of the holders of outstanding Debt Securities of any series;

  . to make any change to the extent necessary to permit or facilitate defeasance or discharge of any series of Debt Securities that does not adversely affect the interests of the holders of outstanding Debt Securities of any series; or

  .  to make any change that does not affect the rights of any holder.

   The holders of a majority in principal amount of the outstanding Debt Securities may waive our obligations to comply with various covenants, including those relating to (1) our obligation to secure the Debt Securities in the event of mergers, consolidations and sales of assets, (2) corporate existence and (3) the restrictions on Liens and Sale/Leaseback Transactions.

Defeasance

   When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the Trustee funds or government securities the maturing principal and interest of which is sufficient to make payments on the Debt Securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

  . we will be discharged from our obligations with respect to the Debt Securities of that series ("legal defeasance"); or

  . we will no longer have any obligation to comply with the restrictive covenants under the Indenture and any other restrictive covenants that apply to that series of the Debt Securities, and the related events of default will no longer apply to us ("covenant defeasance").

   If we defease a series of Debt Securities, the holders of the Debt Securities of the series affected will not be entitled to the benefits of the Indenture, except for our obligations to pay additional amounts, if any, to provide temporary Debt Securities, to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities or to maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the Debt Securities will also survive.

   Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect.

Governing Law

   New York law will govern the Indenture and the Debt Securities.

Trustee

   The Indenture contains limitations on the right of the Trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on property received for those claims, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

   We will issue the Debt Securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the Debt Securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

   Holders may exchange Debt Securities of any series for other Debt Securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the Indenture. Holders may present Debt Securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

   We have appointed the Trustee as security registrar for the Debt Securities. If a prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of Debt Securities.

   In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any Debt Security either:

  . during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of that notice; or

  . if we have called the Debt Security for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

Payment and Paying Agents

   Unless we inform you otherwise in a prospectus supplement, payments on the Debt Securities will be made in U.S. dollars at the office of the Trustee. At our option, however, we may make payments by check mailed to the holder's registered address or, for global Debt Securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the Debt Security is registered at the close of business on the record date for the interest payment.

   Unless we inform you otherwise in a prospectus supplement, we will designate the Trustee as our paying agent for payments on Debt Securities issued under the Indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

   Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent will pay to us upon written request any money they are holding for payments on the Debt Securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

   We may issue the Debt Securities of a series in the form of one or more global Debt Securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global Debt Securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global Debt Security.

                              PLAN OF DISTRIBUTION

   We may sell the Debt Securities offered under this prospectus through underwriters, agents or dealers or directly to purchasers.

Underwriters

   The applicable prospectus supplement will identify any agents or underwriters and describe their compensation (including underwriting discount). The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered Debt Securities may be listed.

   The distribution of Debt Securities under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

Agents and Direct Sales

   If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by various institutions to purchase offered Debt Securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  .  commercial and savings banks;

  .  insurance companies;

  .  pension funds;

  .  investment companies; and

  .  educational and charitable institutions.

   The institutional purchaser's obligations under a contract will be subject only to the condition that the purchase of the offered Debt Securities at the time delivery is allowed by any laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

General Information

   Underwriters, dealers and agents participating in a sale of Debt Securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and dealers to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, underwriters or dealers may be required to make as a result of those civil liabilities.

   Unless we indicate differently in a prospectus supplement, we will not list the Debt Securities on any securities exchange. If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security but is not obligated to do so. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

   Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of business.

                                 LEGAL MATTERS

   The validity of the Debt Securities will be passed upon for ONEOK by Gable & Gotwals, Tulsa, Oklahoma. Any underwriters or agents will be advised about other issues relating to any offering by Jones, Day, Reavis & Pogue, Chicago, Illinois. Jones, Day, Reavis & Pogue will rely on Gable & Gotwals as to matters of Oklahoma law. Jones, Day, Reavis & Pogue from time to time acts as counsel to ONEOK.

                                    EXPERTS

   The consolidated financial statements of ONEOK and its subsidiaries as of August 31, 1998 and 1997, and for each of the years in the three-year period ended August 31, 1998 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of Southwest Gas and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, incorporated by reference in ONEOK's current report on Form 8-K dated April 15, 1999, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and which are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the Securities and Exchange Commission registration fee.

      Securities and Exchange Commission registration fee............. $139,000
      Legal fees and expenses.........................................   35,000
      Printing and engraving..........................................   50,000
      Fees of accountants.............................................   40,000
      Fees of Trustee.................................................   15,000
      Rating Agencies Fees............................................  150,000
      Blue sky fees and expenses......................................    1,500
      Miscellaneous...................................................    9,500
                                                                       --------
                                                                       $440,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

   The Company, as an Oklahoma corporation, is empowered by section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. Article VIII of the By-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Oklahoma law as now or hereafter enforced, including the advance of related expenses. If any determination is required under applicable law as to whether a director or officer is entitled to indemnification, such determination shall be made by the Board, by vote of a quorum of disinterested directors, or by independent legal counsel by written opinion or by shareholders.

   The Certificate of Incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law, (3) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(4) any transaction from which the director derived an improper personal benefit.

   Pursuant to Article VIII of the By-laws of the Company, upon authorization and determination (1) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved; (2) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (3) by the stockholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

   Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions, or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Such coverage is provided in the amount of $75,000,000, with a retained limit by the Company of $250,000. The insurance company is obligated to pay any loss in excess of the $250,000 retained limit and defense costs from the first dollar, up to the policy limit of $75,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

   It is recognized that the above-summarized provisions of the Company's bylaws and the applicable Oklahoma General Corporation Law may be sufficiently broad to indemnify officers, directors, and controlling persons of the Company against liabilities arising under said Act.

   The Company and Western Resources, Inc. ("WRI") have entered into a Registration Rights Agreement which provides for indemnification of the Company's directors, officers, employees and controlling persons, if any, in any offering or sale of shares of common stock, obtainable upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, against any claims (including amounts paid in settlement), or actions or proceedings in respect thereof, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus contained therein, or any document incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by WRI or an agent or underwriter thereof expressly for use therein.

Item 16. Exhibits.

     Exhibit
     Number    Description
     -------   -----------
      1.1      Form of Underwriting Agreement.
      4.1      Form of Indenture between the Company and Chase Bank of Texas,
               National Association as Trustee, relating to the Securities
               (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-3 (Commission File No. 333-
               622279)).
      4.2      Form of First Supplemental Indenture (incorporated by reference to Exhibit 5(a) to the Company's current report on Form 8-K dated September 24, 1998).
      4.3      Form of Second Supplemental Indenture (incorporated by reference to Exhibit 5(b) to the Company's current report on Form 8-K dated September 24, 1998).
      4.4      Form of Third Supplemental Indenture (incorporated by reference to Exhibit 4 to the Company's current report on Form 8-K dated
               February 8, 1999).
      4.5      Form of Fourth Supplemental Indenture.
      4.6      Form of Debt Security (incorporated by reference to Exhibit 4.2 to the Company's registration statement on Form S-3 (Commission
               File No. 333-62279)).
      5.1      Opinion of Gable & Gotwals regarding the validity of the Debt
               Securities.
     12.1      Statement of Calculation of Ratio of Earnings to Fixed Charges
               (incorporated by reference to Exhibit 12(a) to the Company's current report on Form 8-K dated April 15, 1999).
     23.1      Consent of KPMG LLP.
     23.2      Consent of Arthur Andersen LLP.
     23.3      Consent of Gable & Gotwals (included in Exhibit 5.1).
     24.1      Powers of Attorney (included in the signature page of this registration statement).
     25.1      Statement of Eligibility of Chase Bank of Texas, National
               Association under the Trust Indenture Act of 1939 on Form T-1 relating to the Indenture.

Item 17. Undertakings.

   (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

     (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on April 15, 1999.

                                          ONEOK, INC.

                                                   /s/ James C. Kneale
                                          By: _________________________________
                                                       James C. Kneale
                                               Vice President, Chief Financial
                                                    Officer and Treasurer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints James C. Kneale and John A. Gaberino, Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ Larry W. Brummett          Chairman of the Board, Chief    April 15, 1999
____________________________________  Executive Officer and
         Larry W. Brummett            Director (Principal
                                      Executive Officer)

         /s/ W. M. Bell              Director                        April 15, 1999
____________________________________
             W. M. Bell

       /s/ D. R. Cummings            Director                        April 15, 1999
____________________________________
           D. R. Cummings

      /s/ Barry D. Epperson          Vice President, Controller      April 15, 1999
____________________________________  and Chief Accounting
         Barry D. Epperson            Officer (Principal
                                      Accounting Officer)

         /s/ W. L. Ford              Director                        April 15, 1999
____________________________________
             W. L. Ford


             Signature                           Title                    Date
             ---------                           -----                    ----
        /s/ H. R. Fricke             Director                        April 15, 1999
____________________________________
            H. R. Fricke

         /s/ D. L. Kyle              President, Chief Operating      April 15, 1999
____________________________________  Officer and Director
             D. L. Kyle

         /s/ D. T. Lake              Director                        April 15, 1999
____________________________________
             D. T. Lake

        /s/ B. H. Mackie             Director                        April 15, 1999
____________________________________
            B. H. Mackie

       /s/ James C. Kneale           Vice President, Chief           April 15, 1999
____________________________________  Financial Officer and
          James C. Kneale             Treasurer (Principal
                                      Financial Officer)

        /s/ G. D. Parker             Director                        April 15, 1999
____________________________________
            G. D. Parker

         /s/ S. L. Young             Director                        April 15, 1999
____________________________________
            S. L. Young

                                 EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------
  1.1    Form of Underwriting Agreement.

  4.1    Form of Indenture between the Company and Chase Bank of Texas, National
         Association as Trustee, relating to the Securities (incorporated by reference to
         Exhibit 4.1 to the Company's registration statement on Form S-3 (Commission File
         No. 333-62279)).

  4.2    Form of First Supplemental Indenture (incorporated by reference to Exhibit 5(a) to the Company's current report on Form 8-K dated September 24, 1998).

  4.3    Form of Second Supplemental Indenture (incorporated by reference to Exhibit 5(b)
         to the Company's current report on Form 8-K dated September 24, 1998).

  4.4    Form of Third Supplemental Indenture (incorporated by reference to Exhibit 4 to the Company's current report on Form 8-K dated February 8, 1999).

  4.5    Form of Fourth Supplemental Indenture.

  4.6    Form of Debt Security (incorporated by reference to Exhibit 4.2 to the Company's registration statement on Form S-3 (Commission File No. 333-62279)).

  5.1    Opinion of Gable & Gotwals regarding the validity of the Debt Securities.

 12.1    Statement of Calculation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12(a) to the Company's current report on Form 8-K dated April
         15, 1999).

 23.1    Consent of KPMG LLP.

 23.2    Consent of Arthur Andersen LLP.

 23.3    Consent of Gable & Gotwals (included in Exhibit 5.1).

 24.1 Powers of Attorney (included in the signature page of this registration statement).

 25.1    Statement of Eligibility of Chase Bank of Texas, National Association under the
         Trust Indenture Act of 1939 on Form T-1 relating to the Indenture.